UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2007

CAPITAL CORP OF THE WEST
(Exact Name of Registrant as Specified in Charter)

California	0-27384	77-0147763
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

550 West Main Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)

(209) 725-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The Capital Corp of the West 401(k) Plan and Employee Stock Ownership Plan is transitioning administrative services to Principle Financial Group on March 16, 2007.  As a result of this change, on February 14, 2007, Capital Corp of the West sent a notice to its directors and executive officers informing them of a blackout period under the Capital Corp of the West 401(k) Plan and Employee Stock Ownership Plan.  The Corporation provided the notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.  A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was provided to the Corporation on February 7, 2007.

The blackout period under the Capital Corp of the West 401(k) Plan and Employee Stock Ownership Plan will be in effect beginning March 16, 2007 and is expected to end the week of April 1, 2007.  During the week of April 1, 2007, directors and officers can determine whether the blackout period has ended free of charge by contacting Donielle Kramer at 209-725-2216.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
Not Applicable

(b) Pro Forma Financial Information.
Not Applicable

(c) Exhibits
99.1 Notice of Blackout Period to Directors and Executive Officers of Capital Corp of the West, dated February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West
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(Registrant)

Dated: March 2, 2007	By: /s/ David A. Heaberlin
David A. Heaberlin
Executive Vice President/Chief Financial Officer